Exhibit 3.117

State of New York	}	ss:
Department of State	}

I hereby certify that the annexed copy has been compared with the original document filed by the Department of State and that the same is a true copy of said original.

Witness my hand and seal of the Department of State on            JANUARY 20, 2004

[SEAL]	/s/ ILLEGIBLE
Secretary of State

DOS-200 (Rev. 03/02)

CERTIFICATE OF INCORPORATION

-of-

WALDEN MUSIC INC.

Pursuant to Article Two of the Stock Corporation Law

WE, the undersigned, desiring to form a stock corporation, pursuant to the provisions of Article Two of the Stock Corporation Law of the State of New York, do hereby certify as follows:

FIRST:   The name of the corporation is

WALDEN MUSIC INC.

SECOND:   The purposes for which it is to be formed are as follows:

(a)   To create, purchase, lease and otherwise acquire or obtain and to own, hold, sell, publish, lease, license, exchange and otherwise dispose of musical, dramatico-musical, dramatic, literary, artistic and intellectual works of all kinds and types, and any or all copyrights, common-law rights and other rights therein.

(b)   To apply for, obtain, register, record, purchase, lease and otherwise acquire trade marks, trade names, licenses, copyrights, common-law rights and other rights in and to musical, dramatico-musical, motion picture, radio, television, dramatic, literary, artistic and intellectual properties of all kinds and to use, develop, sell, dispose of and grant licenses in respect of, and otherwise to turn to account, any such trade marks, trade names, licenses, copyrights, common-law rights and other property rights.

(c)   To hire, employ, engage, contract with and otherwise transact business with, and to represent, manage and act as agents for composers, authors, arrangers, artists, musicians, performers, publishers, producers, societies, associations, and all other types and kinds of persons and organizations, for any and all purposes.

(d)   To adapt, arrange, translate, perform, print, reprint, dramatize, deliver, represent, produce, reproduce, exhibit, vend, license, record, copy and publish musical, dramatico-musical, dramatic, motion picture, literary, artistic and intellectual properties, and to circulate, distribute, buy, sell and otherwise acquire, dispose of, and deal with and in sheet music, books, pamphlets, circulars, magazines, literature, pictures and other matter, and in any way to use and to license, permit and otherwise authorize others to use all or any of the foregoing.

(e)   To create and produce radio and television broadcasting programs, motion pictures and other types and kinds of programs, entertainments, attractions and performances, and to represent, furnish for hire, sell and otherwise deal in and with respect to same.

(f)    To enter into, make, perform and carry out contracts of every kind, with any person, firm, association, corporation, private, public or municipal or body politic, and with the Government of the United States, or any state, territory or colony thereof, or any foreign government.

(g)   To manufacture, purchase, or otherwise acquire, own, mortgage, held, improve, pledge, sell, assign, lease and transfer, or otherwise dispose of, to invest, trade, deal in and deal with goods, were and merchandise, and real and personal property of every class and description.

(h)   To acquire, and pay for in cash, stocks and bonds of this Corporation or otherwise, the good will rights,

assets and property of, and to lend money to, undertake or assume the whole or any part of the obligations or liabilities of, and otherwise assist any person, firm, association, or corporation engaged in the business of creating, publishing, distributing or marketing, musical, dramatico-musical, dramatic, literary, artistic and intellectual properties, or any rights therein, or engaged in the same or similar business as this Corporation.

(i)    To borrow or raise money without limit as to amount and to issue bonds, debentures, or obligations of this Corporation from time to time for any of the objects or purposes of the Corporation, and to secure the same by mortgage, pledge, deed of trust, or otherwise.

(j)    To purchase, hold, sell and transfer the shares of its own capital stock and its own bonds, debentures or other obligations secured or unsecured.

(k)   In general, to carry on any other similar business in connection with the foregoing, and to have and exercise all the powers conferred by the laws of New York upon corporations and so far as permitted by law to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do.

(l)    To purchase, acquire, hold and dispose of the stocks, bonds and other evidences of indebtedness of any corporation, domestic or foreign and issue in exchange therefor its stock, bonds or other obligations, to possess and exercise in respect thereof all the rights, powers and privilleges of individual owners or holders thereof, and to exercise any and all voting power thereon.

(m)  To make any guarantee respecting dividends, stocks, bonds, contracts or other obligations so far as the same may be permitted by corporations organized under said

Stock Corporation Law.

THIRD:   The total number of shares of stock that may be issued by the Corporation is one hundred (100) which are to be common stock without par value.

FOURTH:   The capital of the Corporation shall be at least equal to the sum of the aggregate par value of all issued shares having par value, plus the aggregate amount of consideration received by the Corporation for the issuance of shares without par value, plus such amounts as from time to time by resolution of the Board of Directors may be transferred thereto.

FIFTH:   The principal office and place of business of the corporation is to be located in the Borough of Manhattan, City of New York, County of New York, and the address within the City of New York to which the Secretary of State shall mail copy of process in any action or proceeding against the Corporation which may be served upon it is: WALDEN MUSIC INC., 234 West 56th Street, Borough of Manhattan, City and State of New York, but this Corporation shall have the power to conduct its business in all its branches and have one or more offices and exercise the purposes of its incorporation or any of them anywhere within or without the State of New York as may be lawful and such place or places in the several states, territories, dependencies and possessions of the United States of America as from time to time shall be determined by the Board of Directors.

SIXTH:   The Secretary of State of the State of New York is designated as the agent of the Corporation on whom process in any action or proceedings against it may be served.

SEVENTH:   The duration of the Corporation is to be perpetual.

EIGHTH:   The number of its directors shall be fixed from time to time by the By-Laws and may be altered from time to time in such manner as may be prescribed by the By-Laws or amendment to the By-Laws, and in case of any change in the number of directors, such change shall be accomplished as provided in the By-Laws.  The number of directors shall not be less than three nor more than seven.  None of the directors or officers need be stockholders of the Corporation.

NINTH:   The names and post office addresses of the directors until the first annual meeting of the stockholders are as follows:

NAME	POST OFFICE ADDRESS

HERBERT ABRAMSON	270 West End Avenue, New York, N.Y.

NATHANIEL SHAPIRO	42 East 27th Street, New York, N.Y.

[ILLEGIBLE] ERTEGUN	14 East 60th Street, New York, N.Y.

TENTH:   The names and post office addresses of the subscribers to this Certificate, and a statement of the number of shares which each agrees to take in the Corporation are as follows:

NAME	POST OFFICE ADDRESS	No. of Shares

HERBERT ABRAMSON	270 West End Ave., N.Y., N.Y.	1

NATHANIEL SHAPIRO	42 E. 27 St., N.Y., N.Y.	1

ARMET ERTEGUN	14 E. 60 St., N.Y., N.Y.	1

ELEVENTH:   No contract or other transaction between the Corporation or any other corporation shall be affected or invalidated by the fact that any one or more of the directors of this Corporation is or are interested in, or is director or officer or are directors or officers of such other corporation director or directors individually or jointly may be a party or parties to, or may be interested in any contract or transaction of this Corporation or in which this Corporation is interested, and no contract, act or transaction of this Corporation with any person or persons, firm or corporation shall be affected or invalidated by the fact that any director or directors of this Corporation is a party, or are parties to, or interested in such contract, or transaction, or in any way connected, and any person who may become a director of this Corporation is hereby relieved from any liability that might otherwise exist from contracting with the Corporation for the benefit of himself or any firm, association or corporation in which he may be in any wise interested.

TWELTH:   All of the subscribers to this Certificate are of full age, at least two-thirds of them are citizens of the United States, at least one of them is a resident of the State of New York, and at least one of the persons named as a director is a citizen of the United States and a resident of the State of New York.

IN WITNESS WHEREOF, we have made, subscribed, sealed and acknowledged this Certificate this 3rd day of November, 1952.

/s/ Herbert Abramson L.S.

/s/ Nathaniel Shapiro L.S.

/s/ Ahmet ERTEGUN L.S.

STATE OF NEW YORK	)	ss.:
COUNTY OF NEW YORK	)

On this 3rd day of November, 1952, before me personally came and appeared HERBERT ABRAMSON, NATHANIEL SHAPIRO, [ILLEGIBLE] ERTEGUN, to me known and known to me to be the individuals described in and who executed the foregoing instrument and they duly severally acknowledged to me that they executed the same.

/s/ Harold Orenstein
HAROLD ORENSTEIN
Notary Public State of New York
[ILLEGIBLE]
Qualified [ILLEGIBLE]
[ILLEGIBLE]

State of New York	}	ss:
Department of State	}

I hereby certify that the annexed copy has been compared with the original document filed by the Department of State and that the same is a true copy of said original.

Witness my hand and seal of the Department of State on            JANUARY 20, 2004

[SEAL]	/s/ [ILLEGIBLE]
Secretary of State

DOS-200 (Rev. 03/02)

CERTIFICATE OF CHANGE
OF
WALDEN MUSIC INC.

UNDER SECTION 805-A OF THE BUSINESS CORPORATION LAW

1.                                       The name of the corporation is WALDEN MUSIC INC.  It was incorporated under the name of WALDEN MUSIC INC.

2.                                       The Certificate of Incorporation of said corporation was filed by the Department of State on November 7, 1952.

3.                                       The following was authorized by the Board of Directors:

To designate CT CORPORATION SYSTEM, 111 Eighth Avenue, New York, New York, 10011 as its registered agent in New York upon whom all process against the corporation may be served.

WALDEN MUSIC INC.

By:	/s/ Janice Cannon
Janice Cannon, Asst. Secretary

State of New York	}	ss:
Department of State	}

I hereby certify that the annexed copy has been compared with the original document filed by the Department of State and that the same is a true copy of said original.

Witness my hand and seal of the Department of State on            JANUARY 20, 2004

[SEAL]	/s/ [ILLEGIBLE]
Secretary of State

DOS-200 (Rev. 03/02)

NYS DEPARTMENT OF STATE - DIVISION OF CORPORATIONS	FILING PERIOD	FEE
Biennial Statement, Part A
CORPORATION NAME	85350	11/2002	$9.00

WALDEN MUSIC INC.

1	FARM	☐	The corporation is a corporation engaged in the production of crops, livestock, and livestock products on
CORPORATION	land used in agricultural production (Agriculture and Markets Law Section 301). It is not required to report.
2	NAME AND BUSINESS ADDRESS OF THE CHIEF EXECUTIVE OFFICER	NAME
LESLIE BIDER
ADDRESS
10585 SANTA MONICA BOULEVARD
CITY	STATE	ZIPCODE
LOS ANGELES	CA	90025-4950
3	ADDRESS OF THE PRINCIPAL EXECUTIVE OFFICE	NAME
% JANICE CANNON
ADDRESS
75 ROCKEFELLER PLAZA, 25TH FLOOR
CITY	STATE	ZIPCODE
NEW YORK	NY	10019
4	SERVICE OF PROCESS ADDRESS	NAME
C T CORPORATION SYSTEM
ADDRESS
111 EIGHTH AVENUE
CITY	STATE	ZIPCODE
NEW YORK	NY	10011

NYS DEPARTMENT OF STATE - DIVISION OF CORPORATIONS		FILING PERIOD	FEE
Biennial Statement, Part B
CORPORATION NAME	85350	11/2002	$9.00

WALDEN MUSIC INC.

(1)	NAME AND BUSINESS ADDRESS OF THE CHIEF EXECUTIVE OFFICER
LESLIE BIDER
10585 SANTA MONICA BLVD
LOS ANGELES CA 90025-4950
If there are no changes to the information
(2)	ADDRESS OF THE PRINCIPAL EXECUTIVE OFFICE	printed in Part B, sign Part C and return with
	C/O JANICE CANNON	payment payable to the Dept. of State
75 ROCKEFELLER PLAZA
	NEW YORK NY 10019	An 021221100

(3)	SERVICE OF PROCESS ADDRESS
EDWARD J WEISS ESQ
75 ROCKEFELLER PLAZA
NEW YORK NY 10019

MAKE NO MARKS BELOW THE LINE	(YOU MUST SIGN ON REVERSE)	[ILLEGIBLE]